UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) June 3, 2004

                           BIOPHAN TECHNOLOGIES, INC.
                  --------------------------------------------
             (Exact name of registrant as specified in its charter)

           NEVADA                  0-26057              82-0507874
-----------------------------    -------------          -----------
(State or other jurisdiction      (Commission        (I.R.S. Employer
      of incorporation)            File Number)      Identification No.)

    150 LUCIUS GORDON DRIVE,  SUITE 215
         WEST HENRIETTA, NEW YORK                          14586
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 (Address of principal executive offices)                 (Zip code)

                                 (585) 214-2441
                            -------------------------
                         (Registrant's telephone number)

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Item 2.01

On June 3, 2004, Biophan Technologies, Inc. ("the Company") filed a Current Report on Form 8-K ("the Original Filing")disclosing the execution of final agreements for the acquisition of a 51% ownership interest in TE Bio, LLC ("TE Bio"), a newly formed limited liability company that acquired an exclusive license to certain technology from Biomed Solutions, LLC ("Biomed"). TE Bio is also owned 46.5% by Biomed, a related company, and 2.5% by Stuart G. MacDonald, Vice-President of Research and Development for the Company.

The Payment Agreement (the "Agreement") provides for the investment in TE Bio of $300,000 per year for three years from the Company's working capital. In addition, the Company will provide certain administrative, marketing, and research and development services to TE Bio.

Because of the potential conflict of interest, only non-management members of the Board who are also independent of Biomed Solutions, LLC, negotiated the transaction with Biomed on behalf of Biophan and gave final approval for the acquisition.

This Current Report on Form 8-K/A amends the Original Filing to include the financial statements and pro forma information required by Item 9.01 of Form 8-K.

Item 9.01 Financial Statements and Exhibits

(a)   Financial Statements of Business Acquired

      The audited financial statement of TE Bio, LLC as of June 3, 2004 together with the report thereon of Goldstein Golub Kessler LLP are attached hereto as
Exhibit 99.1

(b)   Pro Forma Financial Information

      The presentation of consolidated pro forma information for the acquisition is not applicable inasmuch as the combined balance sheets of the acquiring entity (the Company)and the acquired entity (TE Bio, LLC), after intercompany eliminations, would show the same financial position as the Company standing alone. TE Bio is a newly formed entity that had no prior operating history.

(c)   Exhibits:

      23.1  Consent of Goldstein Golub Kessler LLP

      99.1  Audited financial statement of TE Bio,LLC as of June 3,2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       BIOPHAN TECHNOLOGIES, INC.
                                       --------------------------
                                             (Registrant)

                                       /s/ Robert J. Wood
Date: September 21, 2004               ------------------
                                          (Signature)

                                       Robert J. Wood
                                       Vice President, CFO, and
                                       Treasurer
                                       (Principal Financial Officer)